As filed with the Securities and Exchange Commission on February 10, 2011.

Registration No. 333-104730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMFORCE Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-2262248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 Stewart Avenue, Bethpage, New York	11714
(Address of principal executive offices)	(zip code)

COMFORCE Corporation 2002 Stock Option Plan

(Full title of the Plan)

Robert F. Ende

Senior Vice President - Finance

COMFORCE Corporation

999 Stewart Avenue

Bethpage, New York 11714

(Name and address of agent for service)

(516) 437-3300

(Telephone number, including area code, of agent for service)

Copy to:

Joshua N. Korff, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b 2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On April 24, 2003, COMFORCE Corporation (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-104730 (the “Registration Statement”), for the sale of 1,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), under the Registrant’s 2002 Stock Option Plan. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement and hereby deregisters all shares of the Common Stock unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Bethpage, state of New York, on February 10, 2011.

COMFORCE CORPORATION

By:	/s/ Robert F. Ende
Name:	Robert F. Ende
Title:	Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles J. Brucato	Director	February 10, 2011
Charles J. Brucato

/s/ Brian St. Jean	Director	February 10, 2011
Brian St. Jean